                                                                 EXHIBIT 10.1

                           INDEMNIFICATION AGREEMENT
                           -------------------------

             Indemnification Agreement (this "Agreement"), dated as of ____________, 1996, between TCI Satellite Entertainment, Inc., a Delaware corporation (the "Company") and TCI UA 1, Inc., a Colorado corporation (the "Account Party").

                                   RECITALS

             A. Tele-Communications, Inc. ("TCI") owns all the issued and outstanding capital stock of the Company (the "Company Stock"). TCI intends to distribute (the "Distribution") the Company Stock to the holders of its Tele-Communications, Inc. Series A TCI Group Common Stock and Tele-Communications, Inc. Series B TCI Group Common Stock. As a result of the Distribution, the Company will cease to be a subsidiary of TCI, and TCI and the Company will be separate public companies.

             B. The Account Party is a wholly owned subsidiary of TCI Development Corporation, an indirect subsidiary of TCI. The Account Party has arranged for the issuance by Chemical Bank (the "Issuing Bank") of its Irrevocable Transferable Letter of Credit No. T-253097, dated February 26, 1996 (the "Letter of Credit"). The beneficiary of the Letter of Credit is Chemical Bank, as Administrative Agent (the "Administrative Agent") under the Credit Agreement dated as of March 9, 1994 (the "Credit Agreement") among PRIMESTAR Partners, L.P. ("PRIMESTAR"), the Banks listed on the signature pages thereof, The Bank of New York, Chemical Bank and Citibank, N.A., as Managing Agents, and the Administrative Agent. The Letter of Credit provides collateral security for the obligations of PRIMESTAR under the Credit Agreement. The Account Party is obligated to reimburse the Issuing Bank for any drawings made under the Letter of Credit pursuant to the Amended and Restated Reimbursement Agreement dated as of March 1, 1995, only the Account Party, the Issuing Bank and The Toronto Dominion Bank (the "Reimbursement Agreement"). The obligations of the Account Party under the Reimbursement Agreement are secured by a pledge of certain shares of capital stock of TCI owned of record by the Account Party.

             C. In connection with the Distribution, certain subsidiaries of TCI have agreed to transfer to subsidiaries of the Company an aggregate 20.86% partnership interest in PRIMESTAR, constituting TCI's entire ownership interest in PRIMESTAR. In that connection, the Company desires to assume all obligations of the Account Party under the Reimbursement Agreement and to indemnify the Account Party for any and all losses, claims, damages, liabilities, deficiencies, obligations, costs and expenses (collectively, "Losses") of the Account Party relating thereto.

             NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.   REIMBURSEMENT AGREEMENT.

             (a) The Company hereby assumes, and hereby covenants and agrees to satisfy and discharge in full when due, all payment obligations of the Account Party under the Reimbursement Agreement and the Letter of Credit, whether now existing or hereafter arising. As soon as practicable after receipt of any demand by the Issuing Bank for payment under the Reimbursement Agreement, or after receipt of notice of any drawing or demand for payment under the Letter of Credit, the Account Party shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Company (a "Payment Notice"), setting forth the amount of the payment due under the Reimbursement Agreement in respect of such event (the "Payment Amount"), the date and time such payment is due, and the section of the Reimbursement Agreement under which such payment obligation arises. Any failure or delay by the Account Party in giving any Payment Notice hereunder shall not excuse the Company from any obligation of the Company to the Account Party hereunder, except to the extent that such failure or delay actually prejudices the Company.

             (b) Promptly upon receipt of any Payment Notice hereunder, the Company shall confirm to the Account Party the Company's intention to pay the Payment Amount in accordance with the Reimbursement Agreement. If the Company fails to give such confirmation by (i) 5:00 p.m., New York time, on the same day that it receives any Payment Notice, if such Payment Notice is received by 11:00 a.m., New York time, on a business day, or (ii) 5:00 p.m., New York time, on the next business day, if such Payment Notice is received after 11:00 a.m., New York time, or on a day that is not a business day, or if, having given such confirmation, the Company fails to make such payment by the later of (x) the date such payment was due under the Reimbursement Agreement and (y) the second business day after the date of such confirmation, then the Account Party shall have the right (but not the obligation) to pay the Payment Amount (or any portion thereof) in accordance with the Reimbursement Agreement, and, in such event, the Company shall reimburse the Account Party for any amounts so paid, plus interest thereon at an annual rate equal to the rate per annum from time to time announced in New York City by The Bank of New York as its prime lending rate, plus 2%. The Account Party shall not otherwise make any payment under the Reimbursement Agreement without the consent of the Company, which shall not unreasonably be withheld or delayed.

             (c) The Account Party shall not consent to any modification or amendment of the Reimbursement Agreement without the prior written consent of the Company, which shall not unreasonably be withheld or delayed.

SECTION 2.      INDEMNIFICATION.

                (a) The Company hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Account Party and its officers, directors, employees and agents, and each person who controls any of the foregoing persons (each, an "Indemnified Party"), from and against any and all Losses arising out of or relating to (i) any breach by the Company of its obligations under Section 1 hereof, or (ii) any claim, action, suit or proceeding by the Issuing Bank or any other third party (a "Claim") in connection with the Reimbursement Agreement or the Letter of Credit. The Company will reimburse each such Indemnified Party for all legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Claims as they become due, including, subject to the last sentence of Section 2(b), below, any amounts paid in settlement of a claim.

                (b) Promptly after the receipt by any Indemnified Party of notice of any Claim that is subject to indemnification hereunder, such Indemnified Party shall give reasonable written notice to the Company. The Indemnified Party shall be entitled, at the sole expense and liability of the Company, to exercise full control of the defense, compromise or settlement of any such Claim unless the Company, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i)acknowledge in writing to the Indemnified Party the Company's liability to the Indemnified Party for such Claim under the terms of this Section 2, (ii) notify the Indemnified Party in writing of the Company's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Claim. The Indemnified Party shall cooperate with the Company in assuming the defense, compromise or settlement of any such Claim in accordance herewith in any manner that the Company may reasonably request. If the Company so assumes the defense of any such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless
(i) the Company has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party, or
(iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company, and in any such case the fees and expenses of such separate counsel shall be borne by the Company. The Company shall not settle or compromise any such claim in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement. No Indemnified Party shall settle or compromise any claim for which it is entitled to indemnification hereunder without the prior written consent of the Company, unless the Company shall have failed, after reasonable notice thereof, to undertake control of such Claim in the manner provided above in this Section 2.

                (c)     As a condition to asserting any rights under this
Section 2, each Indemnified Party must appoint TCI as its sole agent for all matters relating to any claim hereunder.

SECTION 3.   MISCELLANEOUS.

             (a)   No Offset.  The due payment and performance in full of the
                   ---------
Company's obligations to the Account Party hereunder shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Company may now or hereafter have against the Account Party or any other person, and no such counterclaim or offset shall be asserted by the Company in any action, suit or proceeding instituted by the Account Party or any other Indemnified Party for payment of the Company's obligations under this Agreement or otherwise.

             (b)   Entire Agreement.  This Agreement constitutes the entire
                   ----------------
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

             (c)   No Waiver.  No waiver by either party hereto of any term or
                   ---------
condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

             (d)   Notices.  Except as otherwise expressly provided herein, all
                   -------
notices, requests, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after sending by Federal Express or similar overnight courier or the Express Mail service of the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

             If to the Account Party:

             TCI UA, Inc.
             c/o Telecommunications, Inc.
             5619 DTC Parkway
             Englewood, Colorado 80111
             Facsimile: (303) 488-3245
             Attention:  General Counsel

             If to the Company:

             TCI Satellite Entertainment, Inc.
             8085 South Chester, Suite 300
             Englewood, Colorado 80112
             Facsimile (303) 712-4977
             Attention: President

             with a copy to the Company's Corporate Counsel at the same address.

             A party may change its address for the purposes of this Agreement by giving the other party written notice of its new address in the manner set forth above. Notice of change of address shall be effective upon receipt thereof.

             (e)   Amendment.  This Agreement may not be amended or modified in
                   ---------
any respect except by a written agreement signed by the parties hereto.

             (f)   Successors and Assigns; No Third-Party Beneficiaries.  This
                   -----------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any other persons other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 2.

             (g)   Governing Law.  This Agreement and the legal relations
                   -------------
between the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of laws.

             (h)   Severability.  If any provision of this Agreement shall be
                   ------------
invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations of each party shall be construed and enforced accordingly.

             (i)   No Joint Venture.  Nothing contained herein shall constitute
                   ----------------
either party an employee, agent or partner of, or joint venturer with, the other party.

             (j)   Headings.  The section headings contained in this Agreement
                   --------
are inserted for reference purposes only and shall not effect the meaning or interpretation of this Agreement.

             (k)   Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (l)   Subordination. Each of TCI and the Company, for itself, its
                   -------------
successors and assigns, covenants and agrees that all payment obligations of the Company to TCI hereunder are and shall be subordinated in right of payment to the prior payment in full of all indebtedness of the Company, whether now existing or hereafter arising, to any financial institution (a "Senior Lender") to which the Company may from time to time be indebted for borrowed money, including principal, accrued interest and any other amounts with respect thereto (the "Senior Debt"). In that connection, TCI hereby agrees to execute and deliver any and all agreements regarding the subordination of the Company's payment obligations hereunder to the Senior Debt as may from time to time be reasonably requested by the Senior Lender.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                             TCI UA 1, INC.


                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             TCI SATELLITE ENTERTAINMENT, INC.


                                             By:  _____________________________
                                                  Name:
                                                  Title: